UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2005

SFBC INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-16119 (Commission File No.)	59-2407464 (IRS Employer Identification No.)

11190 Biscayne Blvd., Miami, Florida 33181

(305) 895-0304

(Address and telephone number
of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment

 of Principal Officers.

Item 8.01 Other Events.

SFBC International, Inc. is pleased to announce that at our annual meeting of stockholders, which was held on June 21, 2005, the following nominees were elected directors of the Company to serve until our next annual meeting:

Dr. Lisa Krinsky, Chairman

Mr. Arnold Hantman

Mr. Jeffrey P. McMullen

Mr. Jack Levine

Mr. David Lucking

Dr. Leonard Weinstein

Mr. Arnold Golieb

In addition, immediately following the annual meeting, our board of directors increased the number of directors of the Company to nine, which is the maximum number allowed under our bylaws, and appointed Dr. Gregory Holmes, who currently serves as our executive vice president, and Lewis Elias, M.D. as directors to fill the newly created vacancies. The board also determined that Dr. Elias and Mr. Golieb are both independent as defined under the standards of Nasdaq, and that Mr. Golieb qualifies as an audit committee financial expert. The board then made the following committee appointments:

Audit Committee

Mr. Jack Levine, Chairman

Mr. Arnold Golieb

Dr. Leonard Weinstein

Compensation Committee

Dr. Leonard Weinstein, Chairman

Mr. Jack Levine

Mr. David Lucking

Nominating Committee

Mr. David Lucking, Chairman

Dr. Lewis Elias

Mr. Arnold Golieb

Our 1999 Stock Plan provides for an automatic grant of 15,000 five-year non-qualified stock options to non-employee directors upon first being elected or appointed to the board and again after all options previously granted pursuant to this automatic grant have vested. On June 21, 2005, Mr. Arnold Golieb and Dr. Lewis Elias each received automatic grants of 15,000 non-qualified options under our 1999 Stock Plan exercisable at $37.43 per share. In addition, the automatic grants of options to our other three non-employee directors will fully vest on June 30, 2005. Therefore, on July 1, 2005 Dr. Leonard Weinstein and Messrs. Jack Levine and David Lucking will each receive automatic grants of 15,000 non-qualified options under our 1999 Stock Plan.

In addition, our stockholders took the following action at our annual meeting: (i) increased the number of shares of common stock available under our 1999 Stock Plan by 300,000 shares, (ii) increased the number of shares of common stock available under our 2004 Employee Stock Purchase Plan by 100,000 shares, and (iii) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFBC INTERNATIONAL, INC.

By:	/s/ LISA KRINSKY, M.D.
President

Date: June 27, 2005

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